Exhibit E
                             CSW International, Inc.
                        Intercompany Service Transactions
                    For the Quarter Ended September 30, 1998
                                   (Unaudited)



Name                         Type of Service                          Amount
-----------------------      -------------------------------------    ----------


Services provided by Central and South West Services, Inc. (Item 1.) represent all services provided by CSW Corporation. No services of "Operating Companies" is included in this category.

  1.         NONE

Services provided by CSW Energy, Inc. (Item 2.) are provided by an "associate company" which, as noted, is also a subsidiary of Central and South West
Corporation. No services from "Operating Companies" is included in this category.

  2.         NONE

  3. Services provided by Operating Companies to Energy-Related Companies during the Quarter.
                                                                    $        -0-


  4. Guarantees issued by CSW or CSWI for Exempt Entity projects:

     Enertek project                                                 $ 1,500,000

     Newgulf project                                                 $ 2,000,000

     CSW Energy - 6.875% Senior Notes, due 2001                      200,000,000